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                                AMENDMENT NO. 3
                                      TO
                          ATLANTIC RICHFIELD COMPANY
                    SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN

                          --------------------------

Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the Atlantic Richfield Company Supplementary Executive Retirement Plan (the "Plan") effective as of August 1, 1997.

Article IX, Section 6 of the Plan is amended to read as follows:

"SECTION 6.  CHANGE OF CONTROL

6.1 Upon the occurrence of a Change of Control as defined in the Supplemental Executive Benefit Plans Trust Agreement between Atlantic Richfield Company and State Street Bank and Trust Company, as amended through August 1, 1997, and incorporated herein by reference, notwithstanding any other provision of this Plan, the following provisions shall apply:

      (a) The Plan shall be terminated with respect to all Participants who were employed on or after October 1, 1990 and who either are in receipt of an annuity or who are entitled to a benefit, a portion of which is attributable to the Supplemental Benefit calculated under Article II of the Plan.

      (b) Benefits of Participants described in Subparagraph (a) shall be treated as follows:

             (1) With respect to any Participant or Beneficiary in receipt of an annuity form of payment, such annuity shall be converted to an actuarially equivalent Lump Sum

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in accordance with actuarial factors established by the Independent Plan
Administrator, with verification by an independent actuary.

           (2) With respect to any Participant who is not in receipt of an annuity and a portion of whose benefit is attributable to the Supplemental Benefit calculated under Article II of the Plan, the total accrued benefit under the Plan as of the date of the Change of Control shall be calculated by the Independent Plan Administrator and the Participant shall be fully entitled to such accrued benefit.

           (3) The Actuarially Equivalent Lump Sum value of the accrued benefit calculated by the Independent Plan Administrator under the preceding subparagraph shall also be calculated by the Independent Plan Administrator, using the actuarial factors established under Subparagraph (a), with verification by an independent actuary, with respect to Participants:

                (i) Who were employed by the Company on the date of the Change of Control or were employed by the Company on or after October 1, 1990; and

                (ii) Who have yet to commence a distribution.

     (c) Participants and Beneficiaries described under Subparagraph (a) shall be permitted to elect disposition of the benefit, in accordance with procedures established by the Independent Plan Administrator, as follows:

         (1) Single payment of the Lump Sum value calculated under Subparagraph
(b) in cash as soon as possible following the Change of Control;

         (2) Transfer of assets from the Plan equaling the Lump Sum value calculated under Subparagraph (b) to the Atlantic Richfield Executive Deferral Plan as soon as possible following the Change of Control, under which such amount shall be

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maintained as a new deferral account, payable in accordance with an election made pursuant to procedures established by the Independent Plan Administrator under the Atlantic Richfield Executive Deferral Plan.


     (d) The Independent Plan Administrator appointed pursuant to the Trust Agreement described above shall assume full responsibility of the Plan Administrator under Article VII of the Plan, subject to any approvals, concurrences or authority reserved to the Advisory and Claims Committee established under the Trust Agreement described above. "


     Executed this 15th day of September, 1997.


ATTEST:                                ATLANTIC RICHFIELD COMPANY




/s/ Armineh Simonian                   By:    /s/ JOHN H. KELLY
--------------------                          ---------------------------
                                              John H. Kelly
                                              Senior Vice President
                                              Human Resources

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